Exhibit 23.1

Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan of our report dated May 28, 2004, with respect to the financial statements of The Princeton Review, Inc. 401(k) Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ HOLTZ RUBENSTEIN & CO., LLP

Holtz Rubenstein & Co., LLP

Melville, New York

June 23, 2004